Exhibit p 2

MARKSTON INTERNATIONAL, LLC

CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

I.	Introduction

Markston International, LLC (“Markston” or the “Firm”) holds its employees to a high standard of integrity and business practice. This Code of Ethics and Insider Trading Policy and Procedures (the “Code”) is intended to serve as a guide to administering and overseeing procedures relating to the personal trading practices of the Firm’s personnel in accordance with the Investment Advisers Act of 1940 (the “Advisers Act”) and the Investment Company Act of 1940 (the “1940 Act”), as it relates to the Firm’s investment advisory business.

Markston is an investment adviser registered under the Advisers Act, and provides investment advice to investment companies registered under the 1940 Act and other clients (together, “advisory clients”). This Code has been adopted in compliance with Section 17(j) and Rule 17j-1 of the 1940 Act and Sections 204 and 204A of the Advisers Act and Rule 204A-1 of the Advisers Act and the rules thereunder. This Code contains provisions reasonably necessary to prevent the Firm’s employees from engaging in any act, practice, or course of business that would (1) defraud or mislead any of its clients, (2) constitute a manipulative practice, (3) lead to a conflict of interest in connection with the Securities transactions of the Firm and its employees, (4) misuse material, non-public information, or (5) be in violation of the applicable federal securities laws.

II.	Applicability

This Code applies to all employees of Markston, as well as to Markston’s members and control persons. For purpose of this Code, the term “employee” includes, but is not limited to, persons who, in the course of their regular functions or duties, participate in the process of purchasing or selling Securities, or participate in making recommendations or obtaining information for the purchase or sale of Securities, on behalf of any of the Firm’s clients including investment companies.

III.	Definitions
A.	“Access Person” means each Supervised Person of Markston who, in connection with his or her regular functions or duties, makes, participates in, or obtains any information regarding the purchase or sale of Securities by advisory clients, including mutual funds, or whose functions relate to the making of any recommendations with respect to such purchases and sales of Securities. As of the date of adoption of this Code, each Supervised Person shall be deemed to be an “Access Person” unless and until this Code is subsequently otherwise modified.
B.	An “Approved Trade” is a trade for which an Access Person has received prior approval (“Trading Approval”) from a Firm Compliance Officer under the procedures described in this Code.

C.	A Security is “being held or considered for purchase or sale” at the time of an Access Person’s personal trade when a recommendation to purchase or sell a Security has been made and communicated to an advisory client or, for the person making the recommendation, when that Access Person considers making the recommendation. In addition, with respect to registered investment company clients, a Security is “being held or considered for purchase or sale” if it was held or was considered for purchase by the Firm for the investment company at any time during the 15 days before the transaction.
D.	An Access Person will be deemed to have a “Beneficial Interest” in a Security or in an account of which the Access Person has beneficial ownership or over which the Access Person exercises investment or voting discretion other than client accounts or Markston proprietary accounts. “Beneficial Ownership/Beneficial Owner” means any person who has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a Security, within the meaning of Rule 16a-l(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”). “Pecuniary Interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security. “Indirect Pecuniary Interest” includes, but is not limited to, Securities held by members of the Access Person’s immediate family who share their household, including their spouse, children and stepchildren, parents, grandparents, brothers and sisters, and in-laws. However, if an Access Person invests in shares of a registered or private investment company, including any private investment company offered by Markston and which is majority-owned by Markston and its employees but which is or soon will be offered to other qualified investors, the Access Person will not be deemed to be the Beneficial Owner of any Security held by such investment company. Access Persons will not be considered to have Beneficial Ownership of any Security in Markston proprietary Accounts. If an Access Person is not certain whether they have Beneficial Ownership of a particular Security or account, the Access Person should consult with the Compliance Officer.
E.	A “Covered Security” includes all Securities (as defined below) other than Non-Reportable Securities (as defined below).
F.	A “Firm Trade” is a transaction in which the Firm has entered orders for one or more advisory clients.
G.	A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 (“Securities Act”) pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.
H.	An “Initial Public Offering” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

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I.	A “Non-Reportable Security” means and includes the following: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end investment companies (including mutual funds and exchange traded funds) unless Markston or a control affiliate acts as investment adviser or principal underwriter for the fund; and (v) shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated open-end investment companies.
J.	“Personal Trade” means the purchase or sale of Securities by an Access Person for any account in which they have Beneficial Ownership, or any account, other than an account of an advisory client of the Firm, “controlled” by an Access Person. An account is “Controlled” by an Access Person where that person decides what Securities transactions will be effected for the account, either by making recommendations to the account owner or by entering orders directly with the broker handling the account. At no time will a trade for an advisory client of the Firm be deemed a Personal Trade.
K.	“Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell Securities.
L.	“Security” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security or on any group or index of Securities (including any interest therein based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national Securities exchange relating to foreign currency, or generally any interest or instrument commonly known as a “Security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. Security does not include those Securities set forth in Section VI. A. 1. If an Access Person is not certain whether a particular Security falls within Section VI. A. 1, the Access Person should consult with the Compliance Officer.
M.	“Supervised Person” means and includes all Markston directors, officers and employees (including all Access Persons) and all other persons who provide investment advice on behalf of Markston.
IV.	Standards of Conduct
A.	Investment-related information learned by any Firm employee during the course of carrying out Firm-related duties or in communications between Firm employees is to be kept confidential until or unless publicly available. Such information may include, but is not limited to, portfolio-related research activity, brokerage orders being placed on behalf of a client, and recommendations to purchase or sell specific Securities.

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B.	Employees may not take or omit to take an action on behalf of an advisory client or cause an advisory client to take any action for the purpose of achieving a personal benefit for the employee rather than the advisory client.
C.	Employees may not use actual knowledge of a client’s transactions to profit by the market effect of the client’s transaction.
D.	Employees will not take unique investment opportunities which should be made available to the Firm’s advisory clients for themselves or for accounts in which they have a Beneficial Ownership.
E.	Employees must conduct all Personal Trades in full compliance with this Code, including all pre-authorization and reporting requirements.
F.	Supervised Persons are required to report any violations of this Code promptly to the Chief Compliance Officer.
V.	Restrictions on Personal Investment and Related Activities
A.	General Trading Prohibitions. Unless excepted under Section VI, an Access Person may not buy or sell a Security for an account in which he has Beneficial Ownership (i) when the Security is being considered for purchase or sale on behalf of an advisory client, (ii) on any day a Firm Trade in that Security or a related Security is being made or is pending, until that Firm Trade is executed or withdrawn, or (iii) during the 7 days before or following a Firm Trade in that Security. In addition, if the Firm otherwise anticipates trading in the Security, the Personal Trade may be denied.
B.	Initial Public Offerings. An Access Person may not acquire a direct or indirect beneficial interest in securities offered in an initial public offering without prior written approval by the Compliance Officer. The Compliance Officer will maintain a record of such authorization and the reasons for such authorization
C.	Limited Offerings. An Access Person may not acquire a direct or indirect beneficial interest in securities offered in a Limited Offering without prior written approval by the Compliance Officer. The Compliance Officer will give permission only after considering, among other factors, whether the investment opportunity should be reserved for advisory clients and whether the opportunity is being offered to the person by virtue of the person’s position as an investment adviser. If a Limited Offering transaction is permitted, the Compliance Officer will maintain a record of such approval and the reasons for such approval. Access Persons who have acquired securities in a Limited Offering are required to immediately disclose that investment to the Compliance Officer if they participate in any subsequent consideration of an investment in the issuer by an advisory client, and the decision to purchase securities of the issuer for an advisory client must be subject to independent review by other Firm investment personnel with no personal interest in the issuer. Markston may make a Limited Offering of shares in private investment companies to qualified investors, including Markston employees and control persons. This procedure must be followed by Access Persons who wish to invest in shares of such a private investment company; however, such a private investment company will be treated on an equal basis with all other Markston clients and may, subject to Markston’s fiduciary duty and trade allocation procedures, trade without regard to this or any other trading prohibition in this Code.

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D.	Trading Approvals. Unless excepted under Section VI below, each Access Person who wishes to purchase or sell a Security or trade in an account in which the Access Person has a beneficial interest, must notify and obtain prior approval from the Firm’s Compliance Officer before effecting the trade. The Compliance Officer must notify and obtain approval from the Firm’s Managing Member when wishing to purchase or sell a Security or trade in an account in which the Compliance Officer has a beneficial interest.
1.	Approval is to be requested by submitting a form entitled “Buy or Sell Order for Markston Employee’s Personal Account,” in the form of Exhibit A attached, to the Compliance Officer and then to the Firm’s Trading Desk.
2.	Approvals will be granted at the discretion of the Firm’s Compliance Officer and may be denied for any reason whatsoever. The Compliance Officer generally will not approve a trade in a Security if that Security (i) has been subject to a Firm Trade within the previous seven days or (ii) is subject to any outstanding Firm Trade orders, (iii) is being planned to be traded in a Firm Trade within seven days or (iv) if the trade may conflict with any other Firm Trades previously made or planned to be made unless the Compliance Officer is aware of those trades or outstanding orders and still approves the trade. If the trade is nevertheless approved, the Compliance Officer will write an explanatory memo to the Firm’s files.
3.	Any trading approval is effective for one business day only, unless explicitly provided for otherwise or extended in writing by the Firm’s Compliance Officer. Therefore, Access Persons must effect trades by the close of business on the same day approval is received.
4.	No order for a securities transaction for which pre-authorization is required may be placed prior to the receipt of written authorization of the transaction showing the date of the authorization by the Compliance Officer.
E.	Post-Trade Monitoring. Quarterly the Compliance Officer or his designee shall cross-reference each confirmation received with the applicable Trading Approval. Copies of all duplicate confirmations and statements and Buy or Sell Orders for Markston Employee’s Personal Account (with Trading Approvals) shall be kept for each Access Person. In addition, the Compliance Officer or his designee shall review those records at least annually to determine if there are any trading patterns or series of transactions which indicate possible violations of this Code. The Firm’s Managing Member will review annually all trades made by the Compliance Officer to determine if there are any trading patterns or series of transactions which indicate possible violations of this Code.” The Compliance Officer will be responsible for reporting any material violations of this Code to the Firm, as well as to the board of directors/trustees, as appropriate, of any relevant advisory client.

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F.	Trading by Research Analysts. The Firm’s research analysts and portfolio managers may not trade, for any account or accounts in which they have a beneficial interest, in any Security they are considering recommending for a Firm Trade. The Compliance Officer may grant exceptions in advance of trades as deemed appropriate under this Code.
G.	Outside Directorships. Firm Access Persons may not serve on the boards of directors of publicly traded companies unless (i) the Firm’s compliance officer grants prior authorization and (ii) a mechanism such as a “Chinese Wall” is established and maintained to prevent the flow of information from the Access Person serving on the board to the Access Persons making investment decisions on behalf of the Firm’s clients.
H.	Holding Period. Firm Access Persons must hold Securities that are subject to this Code for at least one day.
VI.	Exceptions
A.	The provisions of Section V.A., D. E and F. do not apply to:
1.	Purchases or sales of Securities issued by the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market instruments, high-quality, short-term debt, and shares of registered open-end investment companies except those which Markston acts as investment manager or sub advisor.
2.	Purchases or sales of Securities that are non-volitional on the part of the Access Person.
3.	Purchases that are part of an automatic dividend reinvestment plan.
4.	Purchases effected by the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired from the issuer, and the later sale of those rights.

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5.	Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.
6.	Transactions involving no more than 1000 shares of an equity security or $50,000 face amount of a debt security and provided that the equity security comprises part of a broad-based, publicly traded market basket or index of stocks (such as Standard & Poor’s 500 Index ), approved for trading by the appropriate regulatory authority, or has a market capitalization at the time of the transaction of at least $1 billion, or the issuer of the debt security has at least $100,000,000 in debt securities of the same general type and quality then outstanding and not in default.
B.	The provisions of Section V. A. and F do not apply to transactions, regardless of size or issuer, which have been pre-cleared in writing by the Compliance Officer, based on circumstances where the Compliance Officer finds that permitting the transaction is appropriate and consistent with the purposes and policies of this Code, is not in conflict with the interests of the Firm or advisory clients of the Firm, and is in compliance with applicable law.

The Firm’s Compliance Officer may exercise discretion to approve a trade if, for example it appears that:

1.	The potential harm to the Firm’s clients is remote.
2.	The trade is unlikely to affect a large capitalization stock or a highly institutional market.
3.	The trade is clearly not related economically to Securities to be purchased, sold or held by any of the Firm’s clients.
4.	A Firm trade is being made in a Security only to size-up or size-down an account (due to deposits and/or withdrawals), if the trade is deemed immaterial considering all relevant facts.
VII.	Insider Trading Policy and Procedures
A.	The Firm forbids any manager, member, Access Person or other employee from trading, either for his or their personal account or on behalf of others (including mutual funds and private accounts managed by the Firm), while in possession of material nonpublic information, or communicating material nonpublic information to others in violation of the law. This prohibited conduct is often referred to as “insider trading.”
B.	As a general guide for Firm Access Persons and to provide assistance in understanding and in complying with Section V11. A., “insider trading” is described below.

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1.	What is Material Information?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information the disclosure of which will have a substantial effect on the price of a company’s Securities. There is no simple “bright line” test to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Firm’s Compliance Officer.

Material information often relates to a company’s results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates. Significant merger or acquisition proposals or agreements, major litigation. liquidation problems, and extraordinary management developments,

Material information also may relate to the market for a company’s Securities. Information about a significant order to buy or sell Securities may, in some contexts, be deemed material. Similarly, prepublication information concerning reports in the financial press also may be material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who used prepublication information about the WALL STREET JOURNAL’s Heard on the Street column.

2.	What Is Nonpublic Information?

Information is “public” when it has been, disseminated broadly to investors in the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones “tape,” the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3.	Identifying Inside Information

Before executing any trade for yourself or others, including registered investment companies or other accounts managed by Markston, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

(a)	Report the information and proposed trade immediately to the Firm’s Compliance Officer.

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(b)	Do not purchase or sell the Securities on behalf of yourself or others, including registered investment companies or other accounts managed by Markston.
(c)	Do not communicate the information inside or outside Markston, other than to the Compliance Officer and/or Markston’s outside counsel.
(d)	After the Compliance Officer has reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm should take.

You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, our clients and the firm.

4.	Contacts with Public Companies

For Markston, contacts with public companies represent a part of our research efforts. Markston may make investment decisions on the basis of its conclusions formed through such contacts and analysis of publicly available information. However, difficult legal issues arise when, in the course of these contacts, a Markston Access Person or others subject to this Code become aware of material, nonpublic information. This could happen, for example, if a company’s chief financial officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, Markston must make a judgment as to its further conduct, to protect yourself, our clients and the Firm, you should contact the Firm’s Compliance Officer immediately if you believe that you may have received material, nonpublic information.

5.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material, nonpublic information concerning a tender offer received from the tender offer, the target company or anyone acting on behalf of either of them. Markston Access Persons and others subject to this Code should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

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C.	Penalties for Insider Trading

Penalties for insider trading can be severe, both for the individuals involved and their employers. A person can be subject to some or all of the penalties listed below even if he or she does not personally benefit from the violation. Penalties include:

1.	jail sentences,
2.	civil injunctions;
3.	treble damages;
4.	disgorgement of profits;
5.	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
6.	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.
VIII.	Reporting
A.	Personal Holdings and Transactions Reporting Requirements
1.	Initial and Annual Holdings Reports. All Access Persons are required to report brokerage accounts and holdings in Covered Securities in which the Access Person has any direct or indirect Beneficial Ownership within 10 days of becoming an Access Person, with information current as of a date no more than 45 days prior to the date that person became an Access Person, and annually thereafter. Annual Holdings Reports must be submitted to the Chief Compliance Officer or his designee on or before February 14 of each year and the information contained in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted. The Initial and Annual Holdings Reports must contain, at a minimum, the following information:
(a)	the title and type of Covered Security, and as applicable the exchange ticker symbol or CUSIP number;
(b)	number of shares, and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership;

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(c)	the name of any broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the Access Person’s direct or indirect benefit; and
(d)	the date the Access Person submits the report.

With respect to an account(s) in which the Access Person holds only Non-Reportable Securities, the Access Person need only provide: (i) the name of the broker-dealer or bank with whom the account is held; (ii) the account number; and (iii) the name on the account.

In addition each Access Person must direct brokers, dealers and banks to forward, on a timely basis, duplicate statements of all Covered Securities in which the Access Person has a Beneficial Ownership and confirmations of all Personal Trades and securities to the Markston Compliance Officer. To the extent the account statements contain all of the information required regarding particular Covered Securities holdings and/or account information such information need not be repeated on the Initial and Annual Holdings Report, provided that the Access Person checks the appropriate box on the Initial and Annual Holdings Reports indicating that the Access Person has submitted the account statements and submits such Reports and account statements (or arranges for submission) in a timely manner. The Initial Holdings Report form is attached hereto as Exhibit B and the Annual Holdings Report form is attached hereto as Exhibit C. If you have a question about whether you have Beneficial Ownership of a security, please contact the Chief Compliance Officer.

2.	Quarterly Transaction Reports Within 30 days after the end of each calendar quarter, each Access Person must complete and submit a Quarterly Transaction Report to the Chief Compliance Officer or his designee that contains, at a minimum, the following information regarding each transaction in a Covered Security in which the Access Person has Beneficial Ownership:
(a)	the date of the transaction;
(b)	the title, and as applicable the exchange ticker symbol or CUSIP number;
(c)	interest rate and maturity date;
(d)	number of shares, and principal amount of each Covered Security involved;
(e)	the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
(f)	the price of the Covered Security at which the transaction was effected;
(g)	the name of the broker, dealer or bank with or through which the transaction was effected; and

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(h)	the date the Access Person submits the report.

The Quarterly Transaction Report form is attached hereto as Exhibit D. To the extent the submitted accounted statements contain all of the information required regarding particular Covered Securities transactions such information need not be repeated on the Initial and Annual Holdings Report, provided that the Access Person checks the appropriate box on the Quarterly Transaction Report indicating that the Access Person has submitted the account statements and submits such Reports and account statements (or arranges for submission) in a timely manner. If you have questions about whether you have a Beneficial Ownership over a security, please contact the Chief Compliance Officer.

3.	Exceptions from Personal transactions and holdings reporting requirements.

An Access Person is not required to submit:

(a)	Any transaction or holdings report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control.
(b)	A transaction report with respect to transactions effected pursuant to an automatic investment plan.
B.	Initial and Annual Acknowledgments
1.	Initial Acknowledgment. Within 10 calendar days of becoming an Access Person or being hired by the Firm as an Access Person, each Access Person must submit to the Compliance Officer a dated acknowledgment that the Access Person has received, read, understands, and intends to comply with this Code.

The acknowledgment form for new Access Persons is attached as Exhibit E.

2.	Annual Acknowledgment. Every Access Person will be required to submit by February 14 of each year an “Annual Acknowledgment Form” (see Exhibit F), which includes representations by the Access Person concerning compliance with the Code in the previous year, intent to comply with the Code in the future.
C.	As described in Section V., Access Persons will report on cash Securities transactions by submitting their Buy or Sell Order for Markston Employee’s Personal Account Form, with all required approvals to the Compliance Officer.
D.	Disclaimer of Beneficial Ownership. Any report submitted by an Access Person in accordance with this Code will not be construed as an admission by that person that he or she has any direct or indirect Beneficial Ownership in any Security or account to which the report relates. The existence of any report will not by itself be construed as an admission that any event included in the report is a violation of this code.

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E.	Annual Reporting Requirement of Firm. Annually, the Firm will furnish to the board of directors of the Firm’s investment company advisory clients a written report that:
(i)	Describes any issues arising under the Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
(ii)	Certifies that the Firm has adopted procedures reasonably necessary to prevent employees from violating the Code.
F.	Before amending this Code of Ethics, Markston must inform the board of directors of each of the Firm’s investment company advisory clients of such proposed amendments and such amendments must be approved by such boards of directors.
IX.	Sanctions
A.	If any Access Person fails to comply with the provisions of this Code or of applicable Securities laws, the Compliance Officer may impose, or recommend that the Firm impose, appropriate sanctions, up to and including dismissal.
B.	Consistent with the statement of the Securities and Exchange Commission in connection with its adoption of Rule 17j-1 of the 1940 Act, violations of this Code are not to be construed as per se violations of the law.
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Exhibit p 2

EXHIBIT A
BUY OR SELL ORDER
FOR MARKSTON EMPLOYEE’S PERSONAL ACCOUNT

Please	Buy	☐	Sell	☐

	Shares of		at
(Amount)		(Name of Issue/Ticker)		(Price)

For the following account:

Name of Account:

Brokerage Firm:

Account Number:

My signature below attests that in placing this order I am not seeking to use or take personal advantage of any investment recommendations, decisions or programs of Markston International, LLC, and, to the best of my knowledge and belief, the execution of this order will not have an adverse effect on any account managed by Markston International, LLC.

Date	(Signature of Access Person)

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Exhibit p 2

EXHIBIT B
INITIAL HOLDINGS REPORT

Print Name of Reporting Person	Date Person Became Subject to the Code’s Reporting Requirements

Date Report Due	Information Reported Accurate as of Date
(w/in 10 days of becoming an Access Person)	(Must be current as of a date no more than 45 days prior to becoming an Access Person)

Instructions: Access Persons are required to provide the information requested in the attached table regarding any accounts maintained at a broker-dealer or bank holding Securities with respect to which you may be deemed to have Beneficial Ownership. Access Persons must also submit duplicate brokerage/bank statements of Covered Securities in which they have Beneficial Ownership and confirmations of all Personal Trades as required by the Code of Ethics. To the extent such brokerage/bank statements and confirmations include all information required by this form for particular securities holdings such information does not need to be submitted on the attached form. You must nonetheless check the box below indicating that you have submitted such account statements and sign the Initial Holdings Report certification.

All terms used in this Report shall have the same meaning as set forth in the Code of Ethics. Beneficial Ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended. If you have any questions about whether you have a Beneficial Ownership Interest in a Security, please contact the Chief Compliance Officer.

With respect to accounts in which you hold only Non-Reportable Securities, you need only provide: (i) the name of the broker, dealer or bank with whom the account is held; (ii) the account number; and (iii) the name on the account.

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Exhibit p 2

INITIAL HOLDINGS REPORT

For Accounts holding Covered Securities:

Account Number	Name on Account	Title and Type of Security	Ticker Symbol or CUSIP Number	No. of Shares	Principal Amount	Name of Broker-Dealer or Bank with Whom Account in Which Securities are Held or Maintained

(Use additional pages if needed.)

If you have no Covered Securities, please check this box.          ☐

If you are submitting brokerage/bank account statements containing all or some of the information required in this Report instead of completing this Report for such information and you have submitted such brokerage/bank account statements within the timeframes that this report must be submitted, please check this box.          ☐

For Accounts holding only Non-Reportable Securities:

Account Number	Name on Account	Name of Broker-Dealer or Bank with Whom Account in Which Securities are Held or Maintained

Certification

I hereby certify that the information in this Report is true and complete in all material respects as of the date specified above (which is not more than 45 days prior to my submitting this Report).

Signature	Date

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Exhibit p 2

EXHIBIT C
ANNUAL HOLDINGS REPORT

Due on or before February 14

Print Name of Reporting Person	Information Reported Accurate as of Date
(Must be current as of a date no more than 45 days prior to the date this report is submitted)

Instructions: Access Persons are required to provide the information requested in the attached table regarding any accounts maintained at a broker-dealer or bank holding Securities with respect to which you may be deemed to have Beneficial Ownership. Access Persons must also submit duplicate brokerage/bank statements of Covered Securities in which they have Beneficial Ownership and confirmations of all Personal Trades as required by the Code of Ethics. To the extent such brokerage/bank statements and confirmations include all information required by this form for particular securities holdings such information does not need to be submitted on the attached form. You must nonetheless check the box below indicating that you have submitted such account statements and sign the Annual Holdings Report certification.

All terms used in this Report shall have the same meaning as set forth in the Code of Ethics. Beneficial Ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended. If you have any questions about whether you have a Beneficial Ownership in a Security, please contact the Chief Compliance Officer.

With respect to accounts in which you hold only Non-Reportable Securities, you need only provide: (i) the name of the broker, dealer or bank with whom the account is held; (ii) the account number; and (iii) the name on the account.

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Exhibit p 2

Annual holdings report

Due on or before February 14

For Accounts holding Covered Securities:

Account Number	Name on Account	Title and Type of Security	Ticker Symbol or CUSIP Number	No. of Shares	Principal Amount	Name of Broker-Dealer or Bank with Whom Account in Which Securities are Held or Maintained

(Use additional pages if needed.)

If you have no Covered Securities, please check this box.          ☐

If you are submitting brokerage/bank account statements containing all or some of the information required in this Report instead of completing this Report for such information and you have submitted such brokerage/bank account statements within the timeframes that this report must be submitted, please check this box.          ☐

For Accounts holding only Non-Reportable Securities:

Account Number	Name on Account	Name of Broker-Dealer or Bank with Whom Account in Which Securities are Held or Maintained

Certification

I hereby certify that the information in this Report is true and complete in all material respects as of the date specified above (which is not more than 45 days prior to my submitting this Report).

Signature	Date

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Exhibit p 2

EXHIBIT D
quarterly transactions report

Print Name of Reporting Person	Date Report Submitted

Calendar Quarter Ended	Date Due (30 days after Quarter End)

Instructions: Provide the information requested below, as applicable, for each transaction in securities during the calendar quarter specified above in which you had, or as a result of the transaction obtained, a Beneficial Ownership of the Securities.

All terms used in this Report shall have the same meaning as set forth in the Code of Ethics. Beneficial Ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended. If you have any questions about whether you have a Beneficial Ownership of a Security, please contact the Chief Compliance Officer.

To the extent your submitted brokerage statements and confirmations include all information required by this form for particular securities transactions such information does not need to be submitted on the attached form. You must nonetheless check the box below indicating that you have submitted such account statements and sign the Quarterly Transaction Report certification.

SECURITIES TRANSACTIONS

(Use additional sheets if necessary)

Trade Date	Name of Security & Ticker or CUSIP	Interest Rate	Maturity Date	# of Shares	Principal Amount	Buy/Sell	Price	Name of Broker, Dealer or Bank Effecting Transaction

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If you have no reportable transactions for the quarter or if such transactions are exempt from reporting as outlined in the Code of Ethics, please check the box.          ☐

If you are submitting brokerage/bank account statements containing all or some of the information required in this Report instead of completing this Report for such information and you have submitted such brokerage/bank account statements within the timeframes that this report must be submitted, please check this box.          ☐

Certification

I hereby certify that the information in this Report is true and complete in all material respects as of the date specified above (which is not more than 30 days after the end of the quarter).

Signature	Date

7

Exhibit p 2

EXHIBIT E

MARKSTON INTERNATIONAL, LLC
CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

ACKNOWLEDGMENT FORM FOR NEW ACCESS PERSONS

1.	I certify that I have received, read and am familiar with Markston International, LLC Code of Ethics and Insider Trading Policy and Procedures (the “Code”).
2.	I represent that I will comply with the Code at all times and that I am an employee or supervised person of Markston International, LLC.
3.	I will disclose, report and confirm all holdings and transactions required to be disclosed, reported or confirmed under the Code.
4	I will authorize duplicate statements and confirms for all accounts in which I have a beneficial interest to be sent to the Compliance Officer.
5.	I have submitted together with this acknowledgment an Initial Holdings Report.

Name (print):

Position:

Signature:

Date:

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Exhibit p 2

EXHIBIT F

MARKSTON INTERNATIONAL, LLC
CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

ANNUAL ACKNOWLEDGMENT FORM

Unless otherwise noted below:

1.	I certify that I have received, read and am familiar with the most up to date version of Markston International, LLC Code of Ethics and Insider Trading Policy and Procedures (the “Code”).
2.	I represent that I have complied with the Code at all times during the past calendar year, and will comply with the Code at all times that I am an employee or supervised person of Markston International, LLC.
3.	I have, during the previous calendar year, disclosed and confirmed all holdings and transactions required to be disclosed or confirmed under the Code.
4.	Over the previous year, I have submitted all duplicate brokerage statements and confirmations of all Personal Trades to the Markston Compliance Officer.
5.	I have submitted together with this acknowledgment an Annual Holdings Report.

Name (print):

Position:

Signature:

Date:

Exceptions:

Item Number	Explanation

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